Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment"), entered into as of October 28, 2004, is among OshKosh B'Gosh, Inc., a Delaware corporation (the "Borrower"), U.S. Bank National Association ("U.S. Bank"), for itself as a Bank, an LOC Bank and as Agent (the "Agent") for all Banks from time to time party to the Credit Agreement (defined below), each of the Banks signatory hereto and each of the LOC Banks signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Agent, the Banks signatory thereto and the LOC Banks signatory thereto are parties to a Credit Agreement dated as of November 1, 2002, as amended by Amendment No. 1 thereto dated as of October 30, 2003 (the "Credit Agreement"), pursuant to which the Banks have agreed to make certain revolving and swingline loans and to extend credit to Borrower of up to the amount of $75,000,000 and the Company has issued its Revolving Credit Notes to the Banks in the aggregate principal amount of $75,000,000 (the "Existing Notes"), all upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to extend the final maturity of the Revolving Credit Notes, to reduce the Aggregate Commitment from $75,000,000 to $60,000,000, and to modify the required Consolidated Debt to EBITDA Ratio, as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

    All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.
    Upon satisfaction of the conditions set forth in Section 4 below, the Credit Agreement shall be amended as follows:
      All references to the Credit Agreement in the Credit Agreement and in any of the Collateral Documents shall refer to the Credit Agreement as amended hereby.
      All references to the Revolving Credit Notes or the Notes in the Credit Agreement and in any of the Collateral Documents shall refer collectively to the Revolving Credit Notes issued to the Banks on the date hereof in the aggregate principal amount of $60,000,000 (the "New Notes") and the loans evidenced thereby (including the unpaid principal balance of the Existing Notes).
      The definition of "Termination Date" in Section 1.1 of the Credit Agreement is amended by deleting the date "October 28, 2004" and substituting therefor the date "April 28, 2006".
      The definition of "Aggregate Commitment" in Section 1.1 of the Credit Agreement is amended by deleting the amount of "$75,000,000" and substituting therefor the amount of "$60,000,000".
      Section 6.1(c) is amended in its entirety to read as follows:

      "At the end of the second fiscal quarter of each year, a Consolidated Debt to EBITDA Ratio for the four consecutive fiscal quarters then ended not greater than 1.75 to 1; and at the end of every other fiscal quarter, a Consolidated Debt to EBITDA Ratio for the four consecutive fiscal quarters then ended not greater than 1.15 to 1."

      Appendix A to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Appendix A to this Amendment.
    Upon satisfaction of the conditions set forth in Section 4 below, any additional Revolving Credit Loans made pursuant to the Credit Agreement, together with the unpaid balance of the Existing Notes, shall be evidenced by the New Notes. Accrued interest on the Existing Notes on the Effective Date shall be paid on the next regularly scheduled interest payment date specified in the Credit Agreement.
    Notwithstanding the foregoing, this Amendment shall not become effective until such time (the "Effective Date") as:
      A counterpart of this Amendment has been executed and delivered by Borrower, Agent, each of the Banks and each of the LOC Banks;
      Borrower has executed and delivered to the Banks the New Notes in the form of Exhibit A annexed hereto in the aggregate principal amount of $60,000,000 which New Notes shall have been delivered to the Banks against the return of the Existing Notes currently held by the Banks;
      Guarantor has executed and delivered to Agent a Confirmation of Guaranty, in the form of Exhibit B annexed hereto; and
      Agent shall have received such other documents and materials as Agent may reasonably request.
    Borrower repeats and reaffirms the representations and warranties set forth in Article IV of the Credit Agreement, except that the date of December 29, 2001 where it appears in Section 4.5 shall be amended to January 3, 2004, and the audited consolidated financial statements of the Company and its Subsidiaries referred to in said Section 4.5 shall be amended to refer to the audited consolidated financial statements as of January 3, 2004, as prepared by the Company and certified by Deloitte & Touche LLP.
    Borrower also represents and warrants that the execution, delivery and performance of this Amendment, and the documents required herein, are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of the stockholders of Borrower; (ii) violate any provision of the articles of incorporation or by-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower or any subsidiary, pursuant to any indenture or other agreement or instrument under which Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of Borrower or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.
    Borrower acknowledges and agrees that its obligations under the Credit Agreement and the Notes are not subject to any offset, defense or counterclaim assertable by Borrower and that the Credit Agreement, the Notes and the Collateral Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Collateral Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to Agent and the Banks of Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and Agent and the Banks expressly reserve all of their rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This is an amendment and not a novation.
    Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by Agent and the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for Agent and the Banks, including the reasonable fees and disbursements of in-house counsel, whether or not any transaction contemplated by this Agreement is consummated.
    This Amendment and the other documents referred to herein contain the entire agreement between Agent, the Banks, the LOC Banks and Borrower with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Agent, the Banks or the LOC Banks unless clearly expressed in this Agreement or in the other documents referred to herein.
    The provisions of this Amendment shall inure to the benefit of any holder of any Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto.
    All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended.
    This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.
    This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
    This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

OSHKOSH B'GOSH, INC. 112 Otter Avenue Oshkosh, WI 54901-5008

By:	/S/ Michael L. Heider

Name:	Michael L. Heider
Title:	Vice President Finance, Chief Financial Officer and Treasurer

[Signature Page 1 of 5 to Amendment No. 2 to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent, as a Bank and as an LOC Bank

By:	/S/ Jeffrey Janza

Name:	Jeffrey Janza
Title:	Vice President

[Signature Page 2 of 5 to Amendment No. 2 to Credit Agreement]

FIFTH THIRD BANK, as a Bank

By:	/S/ Ann-Drea Burns

Name:	Ann-Drea Burns
Title:	Assistant Vice President

[Signature Page 3 of 5 to Amendment No. 2 to Credit Agreement]

WELLS FARGO HSBC TRADE BANK N.A., as a Bank

By:	/S/ Andrew Gaspard

Name:	Andrew Gaspard
Title:	Vice President

[Signature Page 4 of 5 to Amendment No. 2 to Credit Agreement]

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as an LOC Bank

By:	/S/ Carruk Wong

Name:	Curruk Wong
Title:	Relationship Manager

[Signature Page 5 of 5 to Amendment No. 2 to Credit Agreement]

EXHIBIT A

REVOLVING CREDIT NOTE

$_____________ October __, 2004

FOR VALUE RECEIVED, OshKosh B'Gosh, Inc., a Delaware corporation, promises to pay to the order of ___________________________________, the principal sum of _________________________________ Dollars ($____________) at the main office of U.S. Bank National Association, in Milwaukee, Wisconsin, on the Termination Date (as defined in the Credit Agreement referred to below). The unpaid principal balance hereof shall bear interest, payable on the dates and at the rate or rates set forth in the Credit Agreement referred to below. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

This Note constitutes one of the Revolving Credit Notes issued under a Credit Agreement dated as of November 1, 2002, as amended from time to time, among the undersigned and U.S. Bank National Association, for itself and as Agent, and the other Banks party thereto, to which Agreement reference is hereby made for a statement of the terms and conditions on which Loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

This Note shall be construed in accordance with laws of the State of Wisconsin, except to the extent superseded by federal law. The undersigned waives presentment, protest, and notice of dishonor and agrees, in the event of default hereunder, to pay all costs and expenses of collection, including reasonable attorneys' fees.

OSHKOSH B'GOSH, INC.

By:

Name:	Michael L. Heider
Title:	Vice President Finance, Chief Financial Officer and Treasurer

(CORPORATE SEAL)

EXHIBIT B

CONFIRMATION OF GUARANTY

OshKosh B'Gosh Investments, Inc., a Nevada corporation (the "Guarantor"), hereby refers to its Corporate Guaranty Agreement (the "Guaranty") dated as of November 1, 2002, relating to the obligations of OshKosh B'Gosh, Inc., a Delaware corporation (the "Borrower"), under that Credit Agreement dated as of November 1, 2002, as amended from time to time (the "Credit Agreement") with the Banks named therein (the "Banks") and U.S. Bank National Association, as Agent for the Banks (the "Agent").

The Borrower, Agent, the Banks and the LOC Banks have entered into an Amendment No. 2 to Credit Agreement of even date herewith (the "Amendment"). Effectiveness of the Amendment is subject to, among other things, execution and delivery of this Confirmation of Guaranty by the Guarantor.

It is necessary for the business purposes of the Guarantor that the Borrower continue to obtain credit from the Banks under the Credit Agreement as amended by the Amendment, and as it may be further amended, restated, or otherwise modified from time to time. The Guarantor is a direct wholly-owned subsidiary of the Borrower.

The Guarantor hereby acknowledges and consents to the Credit Agreement as amended by the Amendment, and as it may be further amended, restated, or otherwise modified from time to time and the transactions contemplated thereby and agrees that its Guaranty shall remain in full force and effect with respect to the obligations of the Borrower under the Credit Agreement as amended by the Amendment, and as it may be further amended, restated, or otherwise modified from time to time. The Guarantor hereby further confirms that all references in the Guaranty to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended by the Amendment, and as it may be further amended, restated, or otherwise modified from time to time. In addition, the Guarantor hereby confirms and agrees that the provisions of the Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under the Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor's liability under the Guaranty, then, notwithstanding any other provision of the Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Banks, the LOC Banks or Agent, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

Dated as of October __, 2004.

OSHKOSH B'GOSH INVESTMENTS

By:

Name:
Title:

APPENDIX A

Schedule of Banks
Bank	Address for Notice	Commitment Amount	Percentage Interest
U.S. Bank National Association Agent	Mr. Stephen E. Carlton Managing Director Capital Markets 777 East Wisconsin Avenue, MK-WI-J3SM Milwaukee, WI 53202 (414) 765-4244 (414) 765-4430 FAX steve.carlton@usbank.com
U.S. Bank National Association Bank	Mr. Jeffrey J. Janza Vice President 777 East Wisconsin Avenue, MK-WI-TGCB Milwaukee, WI 53202 (414) 765-6999 (414) 765-4632 FAX jeff.janza@usbank.com	25,000,000	41.666666666667%
FIFTH THIRD BANK	Ms. Ann-Drea Burns Assistant Vice President Fifth Third Bank 9000 West Chester Street, Suite 300 Milwaukee, WI 53214 (414) 918-7072 (513) 534-5947 FAX anndrea.burns@53.com	15,000,000	25.0%
Wells Fargo HSBC Trade Bank N.A.	Mr. Andrew Gaspard Vice President Wells Fargo HSBC Trade Bank N.A. Sixth and Marquette, 5th Floor Minneapolis, MN 55479 (612) 667-8294 (612) 667-5185 FAX andrew.gaspard@wellsfargo.com	20,000,000	33.333333333333%